UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, Paramount Group, Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Albert Behler, which supersedes and replaces his previous employment agreement and is effective January 1, 2022 (the “Effective Date”). Except as provided below, the terms of the Employment Agreement are substantially consistent with the terms of Mr. Behler’s previous employment agreement and pursuant to the Employment Agreement Mr. Behler will continue to serve as the Company’s Chairman, President and Chief Executive Officer.

The initial term of the Employment Agreement ends on December 31, 2024 (the “Initial Term”) unless earlier terminated and will automatically extend for additional one-year terms unless either party provides written notice of a non-renewal no later than 180 days prior to December 31 of a given year. The Employment Agreement provides that upon completion of the Initial Term, Mr. Behler will become an at-will employee. During the period of any at-will employment, Mr. Behler will be subject to certain restrictive covenants, including noncompetition and nonsolicitation covenants and he will be covered under the Company’s severance plan, if any, then in effect and applicable to executive officers who do not have a written employment agreement with the Company.

The Employment Agreement provides that if Mr. Behler retires on or after January 1, 2024, it will be considered a “qualifying retirement” if Mr. Behler (i) provides written notice to the Company no later than 180 days prior to his retirement date and (ii) signs a customary separation and release agreement. In connection with a “qualified retirement,” Mr. Behler will be entitled to certain retirement benefits, including (i) continued vesting of LTIP and AOLTIP units, subject to continued compliance with the Employment Agreement’s noncompetition and nonsolicitation provisions (including after their expiration for other purposes), (ii) the Company’s payment of the premiums for group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to the maximum period prescribed under law and (iii) secretarial assistance for up to 20 hours per week for five years from the date of retirement.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement by and between Paramount Group Operating Partnership LP, Paramount Group, Inc. and Albert Behler, dated October 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: October 29, 2021	By:	/s/ Wilbur Paes
	Name:	Wilbur Paes
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer